UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

NATIONAL MENTOR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-129179	31-1757086
State or Other (Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer (Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal Executive Offices) (Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2013, National Mentor Holdings, Inc. (the “Company”) announced an executive transition plan under which Bruce F. Nardella, currently President and Chief Operating Officer, will become Chief Executive Officer and the sole principal executive officer effective January 1, 2014. Mr. Nardella will retain his title of President of the Company and is expected to be elected to its Board of Directors when he becomes Chief Executive Officer. Effective January 1, 2014, the current Chief Executive Officer, Edward M. Murphy, will become Executive Chair of the Board and will remain a full-time executive of the Company but will cease to be a co-principal executive officer. Also effective January 1, 2014, Gregory T. Torres, who has chaired the Board since 2004 and was Mr. Murphy’s predecessor as Chief Executive Officer, will step down as Chairman but will remain a Director.

Mr. Nardella, age 56, joined the Company in 1996 and has held a series of management and executive leadership positions during his 17-year tenure. He became Executive Vice President and Chief Operating Officer in May 2007 and was named President and Chief Operating Officer in December 2009. Mr. Nardella joined the Company in 1996 as a state director and in May 2003 he was named President of our Eastern Division. Mr. Nardella is expected to be selected as a director for his long tenure with and knowledge of the Company and his experience in the human services industry.

The information regarding Mr. Nardella required by Item 404(a) of Regulation S-K was disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 21, 2012, and is incorporated herein by reference.

The compensation arrangements in connection with the transition of Messrs. Nardella and Murphy to their new roles have not yet been finalized.

The Company issued a press release announcing the executive transition on October 11, 2013, which is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued October 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC. (Registrant)

By:	/s/ Denis M. Holler
Name: Denis M. Holler Title: Chief Financial Officer and Treasurer

Date: October 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued October 11, 2013.